UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 1999

                         Commission File Number: 0-10726

                                 C-COR.net Corp.
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                                     24-0811591
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461

Not applicable
(Former name or former address, if changed since last report.)

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Item 5.  Other Events.

On December 8, 1999, the Registrant issued a press release, which is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference, announcing that its Board of Directors approved a 2-for-1 stock split of its common stock. As a result of the stock split, the par value of the common stock will be reduced from $0.10 to $0.05 per share and the number of authorized shares of common stock will be increased proportionately from 50 million to 100 million at the effective time of the stock split.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits.

         99.1  Press Release, dated December 8, 1999, of C-COR.net Corp.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR.net Corp.
(Registrant)

Date: December 16, 1999            By: /s/ David A. Woodle
                                       -------------------------
                                   Name:   David A. Woodle
                                   Title:  President and Chief Executive Officer